Exhibit 99.1

Contact: Provectus Biopharmaceuticals, Inc. Peter R. Culpepper, Interim CEO, COO Phone: 866-594-5999 #30	Porter, LeVay & Rose, Inc. Marlon Nurse, DM, SVP – Investor Relations Phone: 212-564-4700 Allison + Partners Todd Aydelotte, Managing Director – Media Relations Phone: 646-428-0644

FOR IMMEDIATE RELEASE

Provectus Biopharmaceuticals Launches Newly Redesigned Website and Official Facebook Page

New Channels Reflect Company Advancement and Evolution

KNOXVILLE, TN, June 1, 2016 — Provectus Biopharmaceuticals, Inc. (NYSE MKT: PVCT, www.provectusbio.com), a clinical-stage oncology and dermatology biopharmaceutical company (“Provectus” or “The Company”), announced today the launch of its newly redesigned website at www.Provectusbio.com as well as the company’s official Facebook page at www.facebook.com/Provectusbio.

The new website has been built to answer the needs of expanding audiences as well as provide existing stakeholders with more detailed company and product information. The interactive, user-friendly site offers easy access to key information, including the story of Rose Bengal, real time stockholder updates and available clinical trials, to name a few. The responsive design effectively allows visitors to engage in their preferred channel of communication, from tablet to mobile and on computer.

“Our website has always been an important way for us to update our audiences about the implications of PV-10 and the vision of Provectus,” said Peter Culpepper, Interim CEO and COO of Provectus Biopharmaceuticals, Inc. “The new site now reflects the bright future of the company with a patient-focus, modern styling and seamless navigation.”

In addition, Provectus launched the official company Facebook page at www.facebook.com/Provectusbio. As another key milestone in expanding the company’s channels for engagement and delivering news updates, the page is an important step toward fulfilling the company’s more long-term patient-centric vision.

About Provectus Biopharmaceuticals, Inc.

Provectus Biopharmaceuticals, Inc., specializes in developing oncology and dermatology therapies. PV-10 is a novel investigational drug for cancer: melanoma, breast cancer and cancers of the liver. The Company has received orphan drug designations from the FDA for its melanoma and hepatocellular carcinoma indications. PH-10, its topical investigational drug for dermatology, is undergoing clinical testing for psoriasis and atopic dermatitis. Provectus has completed Phase 2 trials of PV-10 as a therapy for metastatic melanoma, and of PH-10 as a topical treatment for atopic dermatitis and psoriasis. Information about these and the Company’s other clinical trials can be found at the NIH registry, www.clinicaltrials.gov. For additional information about Provectus, please visit the Company’s website at www.provectusbio.com or contact Porter, LeVay & Rose, Inc.

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FORWARD-LOOKING STATEMENTS: This release contains “forward-looking statements” as defined under U.S. federal securities laws. These statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements. Readers should not place undue reliance on forward-looking statements. Such statements are made as of the date hereof, and we undertake no obligation to update such statements after this date.

Risks and uncertainties that could cause our actual results to materially differ from those described in forward-looking statements include those discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2015) and the following:

•	our determination, based on guidance from the FDA, whether to proceed with or without a partner with the fully enrolled phase 3 trial of PV-10 to treat locally advanced cutaneous melanoma and the costs associated with such a trial if it is necessary to complete (versus interim data alone);

•	our determination whether to license PV-10, our investigational drug product for melanoma and other solid tumors such as cancers of the liver, if such licensure is appropriate considering the timing and structure of such a license, or to commercialize PV-10 on our own to treat melanoma and other solid tumors such as cancers of the liver;

•	our ability to license PH-10, our investigational drug product for dermatology, on the basis of our phase 2 atopic dermatitis and psoriasis results, which are in the process of being further developed in conjunction with mechanism of action studies; and

•	our ability to raise additional capital if we determine to commercialize PV-10 and/or PH-10 on our own, although our expectation is to be acquired by a prospective pharmaceutical or biotech concern prior to commercialization.

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